UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.  )

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TE CONNECTIVITY PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! TE CONNECTIVITY PLC PARKMORE BUSINESS PARK WEST PARKMORE, BALLYBRIT GALWAY, H91VN2T, IRELAND Vote in Person at the Meeting* March 12, 2025 2:00 p.m., GMT *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V60861-P22159 TE CONNECTIVITY PLC 2025 Annual General Meeting Vote by March 11, 2025 5:00 p.m., GMT You invested in TE CONNECTIVITY PLC and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on March 12, 2025. Get informed before you vote View the Notice of Annual General Meeting, Proxy Statement and Annual Report to Shareholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to February 26, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. In addition, you can view the 2024 Irish Financial Statements online. Conrad Dublin Earlsfort Terrace Dublin, Ireland

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of the following twelve (12) director nominees proposed by the Board of Directors.	
1a.	Jean-Pierre Clamadieu	For
1b.	Terrence R. Curtin	For
1c.	Carol A. ("John") Davidson	For
1d.	Lynn A. Dugle	For
1e.	Sam Eldessouky	For
1f.	William A. Jeffrey	For
1g.	Syaru Shirley Lin	For
1h.	Heath A. Mitts	For
1i.	Abhijit Y. Talwalkar	For
1j.	Mark C. Trudeau	For
1k.	Dawn C. Willoughby	For
1l.	Laura H. Wright	For
2.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company and Deloitte Ireland LLP as our statutory auditor under Irish law and to authorize the Audit Committee of the Board of Directors to set the auditors' remuneration.	For
3.	An advisory vote to approve named executive officer compensation.	For
4.	To authorize the company and/or any subsidiary of the company to make market purchases of company shares.	For
5.	Determine the price range at which the company can re-allot treasury shares.	For

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

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